                                                                    Exhibit 99.1

                                                           For Immediate Release

               SL INDUSTRIES, INC. ANNOUNCES FINANCIAL RESULTS FOR
                   ITS THIRD QUARTER ENDED SEPTEMBER 30, 2006

         MT.  LAUREL,  NEW JERSEY,  NOVEMBER 8, 2006 . . . SL  INDUSTRIES,  INC.
(AMEX & PHLX:  SLI)  announced  today that net sales for the third quarter ended
September  30,  2006 was  $45,165,000,  compared  to  $32,098,000  for the third quarter  last  year,  an  increase  of  $13,067,000,  or 41%.  Net  income  from continuing  operations was $1,806,000,  or $0.31 per diluted share,  compared to net income from continuing operations of $2,552,000, or $0.44 per diluted share, for the same  period  in 2005.  Third  quarter  results  for  2006  include  the financial  performance  of Ault  Incorporated  ("Ault"),  which was  acquired on
January 26, 2006.  Ault's results prior to its  acquisition  are not included in any of the  Company's  results.  Net  sales of Ault for the third  quarter  were
$13,743,000, with income from operations of $1,624,000.

         Net  sales  from  continuing  operations  for  the  nine  months  ended
September 30, 2006 were  $127,564,000,  compared to net sales of $95,813,000 for the nine months ended  September 30, 2005, an increase of  $31,751,000,  or 33%.
Net income from  continuing  operations for the nine months ended  September 30,
2006 was  $5,146,000,  or $0.88 per diluted  share,  compared to net income from continuing  operations of $5,879,000,  or $1.03 per diluted share,  for the same period last year.  Results for the nine months ended  September 30, 2006 include the financial  performance of Ault since January 26, 2006. Net sales of Ault for the nine month period ended  September  30, 2006 were  $34,672,000,  with income from operations of $3,071,000.

         The Company's four business  segments  encountered  differing  economic conditions in their respective served markets and reported  corresponding  mixed results,  compared  to the  first  nine  months  of the  prior  year.  SL  Power
Electronics  Corp.  (which was created through the  consolidation of Condor D.C.
Power  Supplies,  Inc. and Ault) recorded net sales of $65,065,000 and operating income of  $5,631,000,  as compared to net sales of  $33,001,000  and  operating income of  $3,260,000  for the same  period  in 2005.  The  results  of SL Power
Electronics  Corp.  include  the  results of Ault from the  acquisition  date of
January 26, 2006. Teal Electronics  Corp.  recorded net sales of $26,976,000 and operating  income of  $4,100,000,  as compared to net sales of  $24,077,000  and operating  income of  $3,725,000  for the same period last year.  SL  Montevideo
Technology,  Inc.  recorded net sales of  $18,825,000  and  operating  income of
$818,000,  as  compared  to net sales of  $21,120,000  and  operating  income of
$2,941,000 for the first nine months of 2005. And RFL Electronics Inc.  recorded net sales of $16,698,000 and operating income of $1,417,000,  as compared to net sales of $17,615,000 and operating income of $1,862,000 for the same period last year.

         Engineering and product development  expenses for the first nine months of 2006 increased by $2,076,000,  or approximately  29%, as compared to the same period last year.  The  acquisition  of Ault  accounted  for  $2,015,000  of the increased engineering expenses. Other than RFL Electronics, all of the Company's
business  segments   increased  or  maintained  their  engineering  and  product development  expenditures in 2006. RFL Electronics decreased product development expenses  $102,000,  or 7%, as it incurred  significant costs in 2005 related to the development of several new product designs and applications.

         The  Company  reported  net new  orders of $41.5  million  in the third quarter  of 2006,  compared  to net new  orders  of $29.7  million  in the third quarter of 2005.  Net new orders for the nine-month  period ended  September 30,
2006  increased  $38.2  million  from the same  period  last  year.  Backlog  at
September  30,  2006 was $53.8  million,  as  compared  to $40.0  million a year earlier.

         Commenting on the results,  James Taylor,  Chief Executive  Officer and
President  of SL  Industries,  Inc.  said,  "For the most  part,  the  Company's
business   segments   showed  steady   progress  in  executing  their  strategic
objectives,  after starting the year under a challenging  business  environment.
Increased  sales  at  the  Power  Electronics  Group,   comprised  of  SL  Power
Electronics Corp. and Teal Electronics  Corp., were driven by strong demand from semiconductor and medical equipment manufacturers, as well as increased business activity from electronics distributors. While the successful integration of Ault improved its financial  performance in the third quarter,  gross margins for the
Group declined over the period as a result of increased raw materials prices. We have been working with our customers and suppliers to address this concern."

         Taylor continued, "The Company's results have been strongly impacted by the difficulties of SL Montevideo Technology,  its motion controls division. The
sharp  decline  in  orders  for  certain   military/aerospace   products  had  a
disproportionate  effect on results of operations,  as these programs  typically involve  high-volume  production  runs. The rapid shift in SL-MTI's  business to
low-volume,   high-mix   production   runs  caused   significant   manufacturing
inefficiencies at its plants. In addition,  SL-MTI incurred down-sizing expenses of approximately  $370,000 over the past two quarters.  Given the new complexion of SL-MTI's  business,  we are now working to reduce  overhead and transform its operations to efficiently manufacture a more diverse product mix."

         "RFL  Electronics  recorded  operating income in the third quarter that basically  equaled its results for the entire first half of the year.  Increased
international   sales  and  growing  market  recognition  of  its  new  line  of teleprotection  products  drove RFL's strong  performance.  We expect  continued
improvement  at RFL  Electronics,  although we have not yet seen the large scale
capital  investment   anticipated  to  upgrade  the  nation's  electric  utility infrastructure."

                                       2

         Taylor added, "Corporate and other expenses,  which relate to corporate administration,  strategic  management and oversight,  capital  financing,  risk management,  corporate governance and controls,  legal and litigation activities and  public  reporting  expenses  were  $4,150,000  for the  nine  months  ended
September  30,  2006,  as  compared to  $3,619,000  for the same period in 2005.
Expenses  attributable  to a deferred  executive  compensation  plan amounted to
$390,000 for the period,  versus $12,000 for the first nine months of last year.
The  value  of the plan is based on the  market  price of the  Company's  common stock, which appreciated rapidly at the end of the third quarter."

         Taylor  concluded,   "On  November  1,  SL  Industries   announced  the
acquisition of MTE Corporation,  a leading provider of electromagnetic  products used to condition power for industrial and commercial  facilities.  The addition of MTE will  allow the Power  Electronics  Group to address  an  attractive  and growing  niche and take  advantage  of  operational  synergies.  We believe this acquisition  will advance the  Company's  strategy to penetrate  new markets for profitable growth. We look forward to working with MTE's dedicated  employees to expand our customer base and increase our shareholder value."

ABOUT SL INDUSTRIES, INC.

         SL   Industries,   Inc.   designs,   manufactures   and  markets  power
electronics,  power motion, power protection,  teleprotection and communications equipment and systems that is used in a variety of medical, aerospace, computer,
datacom,  industrial,   telecom,   transportation  and  electric  power  utility
applications.  For more information about SL Industries,  Inc. and its products, please visit the Company's web site at WWW.SLINDUSTRIES.COM.

FORWARD-LOOKING STATEMENTS

         This  press  release  contains   statements  that  are  forward-looking
statements within the meaning of the Private Securities Litigation Reform Act of
1995.  These  statements  are  based  on  current  expectations,  estimates  and projections about the Company's  business based, in part, on assumptions made by management.  These  statements  are not  guarantees  of future  performance  and involve  risks,  uncertainties  and  assumptions  that are difficult to predict.
Therefore,  actual  outcomes  and  results  may differ  materially  from what is expressed  or  forecasted  in such  forward-looking  statements  due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company,  changes in demand for the  Company's  products,  product  mix,  the  timing  of  customer  orders  and deliveries,  the impact of  competitive  products  and pricing,  constraints  on supplies of critical  components,  excess or  shortage of  production  capacity, difficulties  encountered in the  integration  of acquired  businesses and other risks  discussed  from time to time in the  Company's  Securities  and  Exchange
Commission filings and reports.  In addition,  such statements could be affected by general industry and market conditions and growth rates, and general domestic and international  economic conditions.  Such  forward-looking  statements speak only as of the date on which they are made,  and the Company does not  undertake any  obligation  to update any  forward-looking  statement to reflect  events or circumstances after the date of this release.

CONTACT:
-------
David Nuzzo, Chief Financial Officer

E-mail:  David.Nuzzo@slindustries.com

Phone:  856-727-1500, ext. 5515

Facsimile:  856-727-1683

                                       3

                               SL INDUSTRIES, INC.
                       SUMMARY CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                      September 30,    December 31,
                                                          2006            2005
                                                          ----            ----
                                                       (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                            $  --           $ 9,985
    Receivables, net                                      28,840          16,436
    Inventories, net                                      22,238          14,570
    Other current assets                                   6,100           3,203
                                                         -------         -------
       Total current assets                               57,178          44,194
                                                         -------         -------

    Property, plant and equipment, net                    12,572           8,754
    Intangible assets, net                                17,160          11,388
    Other assets                                           7,726           5,978
                                                         -------         -------
        Total assets                                     $94,636         $70,314
                                                         =======         =======

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
    Long term debt due within one year                   $  --           $  --
    Other current liabilities                             28,981          18,387
                                                         -------         -------
       Total current liabilities                          28,981          18,387
                                                         -------         -------

    Long term debt, less portion due within one year       9,453            --
    Other liabilities                                      4,322           5,282
    Shareholders' equity                                  51,880          46,645
                                                         -------         -------
        Total liabilities and shareholders' equity       $94,636         $70,314
                                                         =======         =======

                                                     SL INDUSTRIES, INC.
                                              CONSOLIDATED STATEMENTS OF INCOME
                                           (In thousands, except per share amounts)
                                                         (Unaudited)

                                                                    Three Months Ended                 Nine Months Ended
                                                                        September 30,                    September 30,
                                                                   2006             2005             2006             2005
                                                                   ----             ----             ----             ----

Net sales                                                       $  45,165        $  32,098        $ 127,564        $  95,813

Cost and expenses:
    Cost of products sold                                          30,809           20,931           85,946           61,356
    Engineering and product development                             2,917            2,294            9,147            7,071
    Selling, general and administrative                             8,034            5,050           22,852           17,765
    Depreciation and amortization                                     623              481            1,803            1,452
                                                                ---------        ---------        ---------        ---------
Total costs and expenses                                           42,383           28,756          119,748           87,644
                                                                ---------        ---------        ---------        ---------

Income from operations                                              2,782            3,342            7,816            8,169
Other income (expense):
    Amortization of deferred financing costs                          (22)            (236)             (66)            (460)
    Interest income                                                     2               61               30              128
    Interest expense                                                 (153)            (236)            (452)            (385)
                                                                ---------        ---------        ---------        ---------

Income from continuing operations before income taxes               2,609            2,931            7,328            7,452

Income tax provision                                                  803              379            2,182            1,573
                                                                ---------        ---------        ---------        ---------
Income from continuing operations                                   1,806            2,552            5,146            5,879
(Loss) from discontinued operations (net of tax)                     (148)             (98)            (445)            (398)
                                                                ---------        ---------        ---------        ---------
Net income                                                      $   1,658        $   2,454        $   4,701        $   5,481
                                                                =========        =========        =========        =========

BASIC NET INCOME (LOSS) PER COMMON SHARE                                                                *
    Income from continuing operations                           $    0.32        $    0.46        $    0.91        $    1.06
    (Loss) from discontinued operations (net of tax)                (0.03)           (0.02)           (0.08)           (0.07)
                                                                ---------        ---------        ---------        ---------
    Net income                                                  $    0.29        $    0.44        $    0.84        $    0.99
                                                                =========        =========        =========        =========

DILUTED NET INCOME (LOSS) PER COMMON SHARE                                                              *
    Income from continuing operations                           $    0.31        $    0.44        $    0.88        $    1.03
    (Loss) from discontinued operations (net of tax)                (0.03)           (0.02)           (0.08)           (0.07)
                                                                ---------        ---------        ---------        ---------
    Net income                                                  $    0.28        $    0.42        $    0.81        $    0.96
                                                                =========        =========        =========        =========

Shares used in computing basic net income (loss)
  per common share                                                  5,644            5,580            5,628            5,528
Shares used in computing diluted net income (loss)
  per common share                                                  5,840            5,781            5,819            5,728

                                                     SL INDUSTRIES, INC.
                                       CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                                        (In thousands)
                                                         (Unaudited)

                                                                    Three Months Ended                 Nine Months Ended
                                                                        September 30,                    September 30,
                                                                   2006             2005             2006             2005
                                                                   ----             ----             ----             ----

Net income                                                        $ 1,658          $ 2,454          $ 4,701          $ 5,481
Other comprehensive income (net of tax):
        Foreign currency translation                                  (44)            --                (26)            --
        Investments available for sale                               --               (101)             (67)             (54)
                                                                  -------          -------          -------          -------
Comprehensive income                                              $ 1,614          $ 2,353          $ 4,608          $ 5,427
                                                                  =======          =======          =======          =======

* Earnings per share does not total due to rounding.